Exhibit 10.24

DUSKA THERAPEUTICS, INC.

AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AMENDMENT (the “Amendment") TO THE NON-QUALIFIED STOCK OPTION AGREEMENT (the "Original Agreement") dated as of the 26th day of September, 2007 by and between Duska Therapeutics, Inc., a Nevada corporation (the "Company"), and James S. Kuo ("Optionee") is effective as of the 10th day of November, 2008.

RECITAL

1. Pursuant to the 2004 Equity Incentive Plan (the "Plan") of the Company, the Optionee was issued a non-qualified stock option (the "Option") to purchase 1,124,150 shares of Common Stock of the Company at a price of $1 per share upon the terms and conditions set forth in the Agreement.

2. In order to reduce the number of the Company's issued and outstanding options, the Optionee has agreed to terminate the Agreement and have the Company cancel the Option.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

1. The Agreement and the Option granted pursuant to the Agreement are hereby terminated.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

DUSKA THERAPEUTICS, INC.

By:	/s/ Amir Pelleg, Ph.D.
Name: Amir Pelleg, Ph. D.
Title: President

OPTIONEE

By:	/s/ James Kuo
Dr. James Kuo
1050 Scorlati Place
La Jolla, CA 92037